UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

KALA BIO, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

KALA

BIO

KALA BIO, INC.,

1167 Massachusetts Avenue

Arlington, Massachusetts 02476

(781) 996-5252

SUPPLEMENT TO KALA BIO’S PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 30, 2026

Explanatory Note:

On December 30, 2025, Kala Bio, Inc. (the “Company”) filed its Definitive Proxy Statement for its 2025 Annual Meeting of Stockholders to be held on January 30, 2026 (the “Proxy Statement”) and on January 6, 2026, the Company filed a supplement to the Proxy Statement (the “First Supplement”). This supplement (the “Supplement”) is being filed to update the Proxy Statement to amend and restate in its entirety, the biography of David Lazar, as disclosed on page 11 under “Class II Director Nominees”, to reflect the fact that since December 2025, he has served as Co-Chief Executive Officer and Chairman of the Board of Directors of Indaptus Therapeutics, Inc. (NASDAQ: INDP), since December 2019, he has served as Chief Executive Officer and Chief Financial Officer of Byrn, Inc. (OTC: BRRN) and since July 2023, he has served as Chief Executive Officer, Chief Financial Officer and Chairman of Humitech International Group, Inc. (OTC: HTHL). Except as specifically supplemented or updated herein, this filing does not modify or update other disclosures in the Proxy Statement and the First Supplement and does not reflect events occurring after the date of the Proxy Statement and the First Supplement.

Class II Director Nominees

David Lazar has served as a member of our board of directors and Chief Executive Officer since November 2025. He currently serves as Co-Chief Executive Officer and Chairman of the Board of Directors of Indaptus Therapeutics, Inc. (NASDAQ: INDP) since December 2025, as Chief Executive Officer and Chief Financial Officer of Byrn, Inc. (OTC: BRRN) since December 2019, and as Chief Executive Officer, Chief Financial Officer and Chairman of Humitech International Group, Inc. (OTC: HTHL) since July 2023. He served as Chief Executive Officer of Novabay Pharmaceuticals, Inc. (NASDAQ: NBY) from August - November 2025, a public biopharmaceutical company previously focused on the development and sale of eyecare, wound care, and skin care products, from August 2025 to October 2025. Prior to that, Mr. Lazar previously served as director on the board of directors of FiEE, Inc. (formerly Minim, Inc.) (NASDAQ: FIEE) where he also previously served as the Chief Executive Officer and Chief Financial Officer from December 2023 to February 2025. Mr. Lazar served as interim Chief Executive Officer and principal financial officer of Bio Green Med Solution Inc. (NASDAQ: BGMS), from January 2, 2025, through February 26, 2025. Mr. Lazar served as the Chief Executive Officer of Black Titan Corporation listed on Nasdaq (NASDAQ: BTTC) from August 2022 to April 2024, where he also served as a director and board chairman from August 2022 until October 2023. Mr. Lazar also served as the chief executive officer and chairman of the board of directors of OpGen, Inc. (Listed on Nasdaq when he was chief executive officer and chairman of the board of directors and now trading on OTC: OPGN) from March 2024 to August 2024. Mr. Lazar also served as the president and a member of the board of directors of LQR House Inc. (NASDAQ: YHC) from October 2024 to April 2025. Mr. Lazar served as the Chief Executive Officer of Activist Investing from March 2018 to April 2022. We believe Mr. Lazar’s expertise as an investor with a diverse knowledge of capital markets and experience leading public companies qualifies him to serve as a member of our board of directors.

Important Information and Where You Can Find It

This Supplement may be deemed to be solicitation material in respect of votes of stockholders to approve the matters to be voted on as described in the Proxy Statement. In connection with the matters to be voted on, the Company filed the Proxy Statement, which is available at the SEC’s website (http://www.sec.gov) and has been sent to the stockholders of the Company. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS DESCRIBED IN THE PROXY STATEMENT. Investors and security holders will be able to obtain a free copy of the Proxy Statement, as well as other relevant documents filed with the SEC containing information about the Company, without charge, at the SEC’s website (http://www.sec.gov). Copies of documents filed with the SEC can also be obtained, without charge, by directing a request to the Company’s Investor Relations department at (781) 996-5252.

Participants in the Solicitation of Proxies in Connection with Financing

The Company and certain of its respective directors, executive officers and employees may be deemed under the rules of the SEC to be participants in the solicitation of proxies with respect to the stockholder approvals. Information regarding the Company directors and officers is available in the Proxy Statement. Additional information is contained in the Proxy Statement and other relevant materials to be filed by the Company with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.